Exhibit 99.1
MEDIA RELEASE

Fisher Communications, Inc. Reports Second Quarter 2010 Financial Results

TV Revenue Up 37%

Consolidated Revenue Increased 28%

SEATTLE, WA – (MARKETWIRE) – August 9, 2010 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today reported its financial results for the second quarter ended June 30, 2010. The advertising recovery that began in late 2009 contributed to strong year-over-year increases in revenue and broadcast cash flow, which contributed to the Company achieving a net profit in the second quarter of 2010.

Total revenue for the second quarter of 2010 was $40.8 million, an increase of $8.9 million, or 28%, compared to the second quarter of 2009. The Company’s second quarter 2010 results included a 37% increase in television revenue. These increases were primarily due to higher advertising and retransmission consent revenue. As explained more fully below, retransmission consent revenue for the second quarter of 2009 excluded $902,000 attributable to that quarter, but recorded in the third quarter of 2009 upon execution of the underlying contracts. If that revenue had been recorded in the second quarter of 2009, the year-over-year increases in total revenue and television revenue for the second quarter would have been 24% and 31%, respectively.

The Company reported $328,000 in net income for the quarter, compared to a $2.1 million net loss in the second quarter of 2009. The quarter’s net income included an $842,000 pre-tax gain on the Sprint Nextel asset exchange and a $309,000 pre-tax gain on insurance reimbursements related to the July 2009 Fisher Plaza electrical fire. The Company’s net loss in the second quarter of 2009 included a $1.2 million pre-tax gain on extinguishment of debt.

The Company’s direct operating costs and selling, general and administrative expenses increased by $3.8 million, or 13%, from the second quarter of 2009. The increase was largely attributable to higher programming fees for syndicated and network programming, higher promotion expenses, and increased sales commissions related to higher advertising revenue.

The Company’s EBITDA of $5.5 million in the second quarter compared to $1.2 million in the second quarter of 2009, an increase of $4.4 million or 380%.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “Fisher benefited from the strong revenue growth in the television advertising market, the sustained recovery in local advertising and our ability to capture a larger share of the markets we serve. Our second quarter results demonstrate the power of our brands and the popularity of our news and entertainment programming. In particular, we are pleased with the operational performance of our television stations, which included the top rated stations in the Seattle and Portland markets.

“As we look ahead to the remainder of 2010, we are optimistic that the increased advertising spending will continue to drive growth opportunities for local broadcasters. Over the past several years, we have strategically positioned Fisher to benefit from this recovery by improving our broadcast operations and developing a robust digital platform that enables us to meet the growing demand for local online and mobile content. We believe this diversified approach will allow us to create long-term value for our viewers, shareholders and business partners.”

Financial Highlights for the Second Quarter of 2010

(All comparisons are made to the second quarter of 2009 unless otherwise noted.)

Television:

•	TV net revenue increased $8.3 million, or 37%, to $31.1 million.

•	Core advertising revenue (net) increased 20% to $23.3 million and Political revenue (net) increased $1.3 million to $1.5 million.

•	Advertising increased in virtually all key categories – Automotive, the largest category, increased 85%, while Professional Services and Retail increased 22% and 26%, respectively.

•	TV BCF increased $5.3 million to $6.4 million; TV BCF margin was 21%, up from 5%.

•	Retransmission consent revenue for the quarter was $3.3 million, an increase of $2.5 million from the $791,000 recorded in the second quarter of 2009. The 2009 amount excluded $902,000 of cable retransmission consent fees attributable to the second quarter of 2009 under contracts with several distribution partners that were executed in the third quarter of 2009. If the $902,000 had been recorded in the second quarter of 2009, the comparative quarter increase in retransmission revenue would have been $1.6 million, or 95%.

•	Internet net revenue increased by $450,000, or 120%, to $826,000. During the quarter, Internet net revenue was 2.7% of TV revenue.

Radio:

•	Radio net revenue increased $492,000, or 8%, to $6.4 million.

•	Radio BCF decreased $312,000 to $1.1 million and radio BCF margin decreased to 17%, the result of higher sales commissions, advertising and programming costs.

Plaza:

•	Fisher Plaza revenue grew $39,000, or 1%, to $3.5 million.

•	Fisher Plaza EBITDA (which excludes net fire-related expenses) increased 6% to $2.2 million.

•	The Company remains in active discussions with its insurance carriers regarding its remaining loss claim related to the July 2009 electrical fire.

Balance Sheet:

•	Cash and cash equivalents were $37.4 million at the end of the second quarter, compared to $44.0 million at the end of 2009.

•	In the second quarter of 2010, the Company repurchased $17.4 million in aggregate principal amount of its 8.625% senior notes due in 2014 for total consideration of $17.2 million in cash, reflecting a discount to the face value of the notes of approximately 1%. The Company recorded a net loss of $72,000 in the second quarter in connection with these repurchases.

•	Total debt outstanding was $104.7 million at June 30, 2010. The Company’s Debt to Operating Cash Flow Ratio, as defined in the Company’s senior notes indenture, was 6.8 as of June 30, 2010 compared to 14.7 as of December 31, 2009.

Key Operating and Strategic Highlights

•	In June, KOMO-TV and KATU became the #1 rated TV stations in the Seattle-Tacoma and Portland markets, respectively (Sign-on to Sign-off; Adults 25-54).

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in evening news in 6 of its 7 markets in the May 2010 ratings period.

•	The Company’s aggregate TV/radio market share in audited markets improved 180 basis points from second quarter 2009 to second quarter 2010.

•	Occupancy at Fisher Plaza was 95% at the end of the second quarter of 2010, unchanged from the first quarter of 2010.

Second Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PDT). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-783-2137; confirmation code 68584102. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for 1 week following the call. An audio replay of the call can be accessed for 1 week by dialing 1-888-286-8010 and entering confirmation code 38086849.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Broadcast Cash Flow (BCF), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio BCF is calculated as income (loss) from the segment operations plus amortization of program rights, depreciation and amortization, other non-cash charges, Internet and corporate expenses minus gain on asset exchange (net), payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as income (loss) from the segment operations plus depreciation, Plaza fire expenses (net) and other non-cash charges minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights, depreciation and amortization, stock-based compensation, Plaza fire expenses (net), and other non-cash charges minus gain on asset exchange (net), payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 8 radio stations in the western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 125 online sites), Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.  For more information about Fisher Communications, Inc., go to www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2009, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
(in thousands, except per-share amounts)	2010	2009	change	2010	2009	change
Revenue	$40,833	$31,983	28%	$76,174	$60,496	26%

Operating expenses
Direct operating costs	17,530	15,850	11%	34,547	31,678	9%
Selling, general and administrative expenses	14,633	12,514	17%	28,179	24,954	13%
Amortization of program rights	2,963	2,281	30%	5,933	4,577	30%
Depreciation and amortization	3,696	3,391	9%	7,346	6,723	9%
Plaza fire expenses (reimbursements), net	(309)	-	n/a	(400)	-	n/a
Gain on asset exchange, net	(842)	-	n/a	(1,782)	-	n/a

Total operating expenses	37,671	34,036	11%	73,823	67,932	9%

Income (loss) from operations	3,162	(2,053)	254%	2,351	(7,436)	132%
(Gain) loss on extinguishment of senior notes, net	(72)	1,173		(72)	2,965
Other income, net	107	535		164	829
Interest expense	(2,590)	(2,938)		(5,262)	(6,203)
Income (loss) from operations before income taxes	607	(3,283)		(2,819)	(9,845)
Provision (benefit) for income taxes	279	(1,149)		(968)	(3,446)

Net income (loss)	$328	$(2,134)		$(1,851)	$(6,399)

Net income (loss) per share applicable to common shareholders – basic	$0.04	$(0.24)		$(0.21)	$(0.73)

Net income (loss) per share applicable to common shareholders assuming dilution	$0.04	$(0.24)		$(0.21)	$(0.73)

Weighted average shares outstanding	8,798	8,774		8,793	8,772
Weighted average shares outstanding assuming dilution	8,830	8,774		8,793	8,772

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands)	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$37,379	$43,982
Receivables, net	29,179	28,070
Income taxes receivable	2,896	11,746
Deferred income taxes	3,813	3,813
Prepaid expenses and other	2,247	4,460
Cash surrender value of life insurance and annuity contracts	2,332	2,626
Television broadcast rights	2,198	7,919

Total current assets	80,044	102,616
Cash surrender value of life insurance and annuity contracts	16,107	15,711
Goodwill	13,293	13,293
Intangible assets, net	40,662	40,779
Deferred financing fees and other	5,723	7,590
Deferred income taxes	2,286	2,297
Property, plant and equipment, net	148,181	148,824

Total Assets	$306,296	$331,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$3,676	$3,148
Accrued payroll and related benefits	7,788	4,445
Interest payable	2,634	3,158
Television broadcast rights payable	1,962	7,987
Current portion of accrued retirement benefits	1,100	1,100
Other current liabilities	4,763	6,251

Total current liabilities	21,923	26,089
Long-term debt	104,690	122,050
Accrued retirement benefits	18,036	18,023
Other liabilities	8,149	9,476

Total Stockholders’ Equity	153,498	155,472

Total Liabilities and Stockholders’ Equity	$306,296	$331,110

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Six months ended June 30,
(in thousands)	2010	2009
Operating activities
Net loss	$(1,851)	$(6,399)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	73,46	6,723
Deferred income taxes	11	203
Equity in operations of equity investees	—	73
(Gain) loss on disposal of fixed assets, net	208	—
Amortization of deferred financing fees	217	247
Amortization of broadcast rights	5,933	4,577
Payments for broadcast rights	(6,239)	(4,593)
(Gain) loss on extinguishment of senior notes, net	72	(2,965)
Gain on asset exchange, net	(1,782)	—
Amortization of short-term investment discount	—	(303)
Amortization of non-cash contract termination fee	(731)	(731)
Stock-based compensation	603	495
Other	—	63
Change in operating assets and liabilities
Receivables	(1,336)	3,928
Prepaid expenses and other current assets	2,639	27
Cash surrender value of life insurance and annuity contracts	(505)	(333)
Other assets	166	92
Trade accounts payable, accrued payroll and related
benefits and other current liabilities	3,871	(112)
Interest payable	(524)	(536)
Income taxes receivable and payable	9,028	(3,591)
Accrued retirement benefits	32	(23)
Other liabilities	(370)	(384)

Net cash provided by (used in) operating activities	16,788	(3,542)
Investing activities
Redemption of short-term investments	—	60,000
Consolidation of non-controlling interest	75	—
Purchases of property, plant and equipment	(6,120)	(5,322)

Net cash provided by (used in) investing activities	(6,045)	54,678

Financing activities
Repurchase of senior notes	(17,160)	(24,428)
Shares settled on vesting of stock rights	(104)	—
Payments on capital lease obligations	(82)	(76)
Net cash used in financing activities	(17,346)	(24,504)

Net increase (decrease) in cash and cash equivalents	(6,603)	26,632
Cash and cash equivalents, beginning of period	43,982	31,835

Cash and cash equivalents, end of period	$37,379	$58,467

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income (loss) from operations to EBITDA in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Income (loss) from operations	$3,162	$(2,053)	$2,351	$(7,436)
Add:

Amortization of program rights	2,963	2,281	5,933	4,577
Depreciation and amortization	3,696	3,391	7,346	6,723
Stock-based compensation	371	196	603	495
Loss (gain) on disposal of assets	47	(2)	208	60
Subtract:

Gain on asset exchange, net	842	—	1,782	—
Plaza fire expenses (reimbursements), net	309	—	400	—
Payments for television broadcast rights	3,189	2,295	6,239	4,593
Amortization of non-cash benefit resulting from change in	366	366	731	731
national advertising representation firm
EBITDA (Non-GAAP)	$5,533	$1,152	$7,289	$(905)

EBITDA as a percentage of Revenue	13.6%	3.6%	9.6%	(1.5)%

The following table provides a reconciliation of television segment income (loss) from operations to television broadcast cash flow in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Television segment income (loss) from operations	$4,243	$(2,178)	$4,958	$(5,771)
Add:

Amortization of program rights	2,963	2,281	5,933	4,577
Depreciation and amortization	2,350	2,183	4,732	4,339
Corporate and internet expenses	2,045	1,899	4,090	4,295
Loss on disposal of assets	46	—	82	—
Subtract:

Gain on exchange of assets, net	842	—	1,782	—
Payments for television broadcast rights	—	2	—	11
Gain on disposal of assets	3,189	2,295	6,239	4,593
Amortization of non-cash benefit resulting from change in national advertising representation firm
	366	366	731	731
Non-convergence internet revenue	826	376	1,449	709

Television Broadcast Cash Flow (Non-GAAP)	$6,424	$1,146	$9,594	$1,396

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	20.7%	5.0%	16.6%	3.2%

Television Segment Revenue	$31,063	$22,721	$57,648	$43,004

The following table provides a reconciliation of radio segment income (loss) from operations to radio broadcast cash flow in each of the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Radio segment income (loss) from operations	$786	$931	$679	$857
Add:

Depreciation and amortization	179	174	373	372
Corporate expenses and other	95	267	364	572
Loss on disposal of assets	—	—	—	71

Radio Broadcast Cash Flow (Non-GAAP)	$1,060	$1,372	$1,416	$1,872

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	16.6%	23.2%	12.1%	17.3%

Radio Segment Revenue	$6,401	$5,909	$11,656	$10,797

The following table provides a reconciliation of Plaza segment income (loss) from operations to Plaza EBITDA in each of the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Plaza segment income from operations	$1,901	$1,659	$3,472	$3,168
Add:

Depreciation and amortization	873	764	1,653	1,527
Loss on disposal of assets	—	—	125	—
Subtract:

Plaza fire expenses (reimbursements), net	309	—	400	—
Operating expense allocated to TV and Radio Segments	287	372	736	778

Plaza EBITDA (Non-GAAP)	$2,178	$2,051	$4,114	$3,917

Plaza EBITDA as a percentage of Plaza Segment Revenue	62.7%	59.7%	58.8%	57.8%

Plaza Segment Revenue	$3,475	$3,436	$6,993	$6,778

The following table provides television segment revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2010	2009	Change	2010	2009	Change
Core adverting (local and national)	$23,314	$19,374	20%	$44,266	$36,959	20%
Political	1,498	215	597%	2,250	251	796%
Internet	826	376	120%	1,449	709	104%
Retransmission	3,296	791	317%	5,940	1,764	237%
Trade, barter and other	2,219	1,965	8%	3,743	3,321	13%

TV segment net revenue	$31,063	$22,721	37%	$57,648	$43,004	34%

Net television revenue, excluding political	$29,565	$22,506	31%	$55,398	$42,753	30%

The following table provides radio segment revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2010	2009	Change	2010	2009	Change
Core adverting (local and national)	$5,926	$5,510	8%	$10,835	$10,005	8%
Political	63	-	Na	112	19	489%
Trade, barter and other	412	399	3%	709	773	(8)%

Radio segment net revenue	$6,401	$5,909	8%	$11,656	$10,797	8%

Net radio revenue, excluding political	$6,338	$5,909	7%	$11,544	$10,778	7%